AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT
	AGREEMENT, dated as of November 9,
2006, and revised as of October 1, 2012, among DWS HIGH INCOME OPPORTUNITIES FUND,
INC., formerly known as DWS Dreman Value
Income Edge Fund, Inc., a Maryland corporation
(the "Fund"), and Deutsche Investment
Management Americas Inc., a Delaware corporation
(the "Adviser").

	WHEREAS, the Fund is engaged in
business as a closed-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company
Act");

	WHEREAS, the Fund engages in the
business of investing and reinvesting the assets of the Fund in accordance with the investment objective, policies and restrictions specified in the Prospectus (the "Prospectus") of the Fund included in the Fund's initial Registration Statement on Form
N-2, as amended from time to time (the
"Registration Statement"), filed by the Fund under the Investment Company Act and the Securities Act of 1933, as amended;

	WHEREAS, the Adviser is engaged
principally in rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

	WHEREAS, the Fund desires to retain the
Adviser to provide investment management services to the Fund on the terms set out in this Agreement, and the Adviser is willing to provide investment management services to the Fund on the terms set out in this Agreement; and


	NOW, THEREFORE, in consideration of
the premises and the covenants contained in this Agreement, the Fund and the Adviser agree as follows:

            	Appointment and Services.

      (a)	The Fund appoints the
Adviser to act as investment manager to the Fund. The Adviser accepts its appointment and agrees to provide the services set out in this Agreement for the compensation set out in this Agreement.

      (b)	Subject to the terms of this
Agreement, and the oversight of the Board of Directors, the Adviser will provide continuing investment management of the assets of the Fund in accordance with the investment objective, policies and restrictions set forth in the Prospectus of the Fund or as adopted by the Board of Directors; the applicable provisions of the Investment Company Act, and the rules and regulations thereunder; the provisions of the Internal Revenue Code of 1986, as amended
(the "Code"), relating to regulated
investment companies and all rules and
regulations thereunder; and all other
applicable federal and state laws and
regulations. In connection with the services provided under this Agreement, the Adviser will use best efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued under the Code. The
Adviser will also monitor, to the extent not monitored by the Fund's administrator or other agent, the Fund's compliance with its investment and tax guidelines and other compliance policies. The Fund will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to the Adviser's investment advisory clients. In managing the Fund in accordance with the requirements set out in this Section 1, the Adviser will be entitled to receive and act upon advice of counsel for the Fund.

      (c)	 The Adviser will determine
the securities and other instruments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to the Adviser's determinations and all in accordance with the Fund's policies as set out in the Prospectus and SAI of the Fund or as adopted by the Board of Directors and disclosed to the Adviser. The Adviser will determine what portion of the Fund's portfolio will be invested in securities and other assets and what portion, if any, should be held uninvested in cash or cash equivalents.

      (d)	The Adviser will provide
assistance to the Board of Directors in
valuing the securities and other instruments held by the Fund, to the extent reasonably required by such valuation policies and procedures as may be adopted by the Fund.

      (e)	The Adviser will maintain in
accordance with applicable law, all books and records required of investment advisers under the Advisers Act, and will make available to the Board of Directors such records upon request.

      (f)	The Adviser also agrees to
make available to the Board of Directors the following:

(i)	periodic reports on
the investment
performance of the
Fund;

(ii)	additional reports and
information related to the
Adviser's duties under this
Agreement as the Board of
Directors may reasonably
request; and

(iii)	to the extent held by
the Adviser, all of the Fund's
investment records and
ledgers as are necessary to
assist the Fund in complying
with the requirements of the
Investment Company Act and
other applicable laws.

      	To the extent required by
law, the Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided under this Agreement that may be requested.

      (g)	The Adviser will also provide
to the Fund's administrator, custodian, fund accounting agent, shareholder service agents, transfer agents and other service providers, as required, and to the extent held by the Adviser, information relating to all transactions concerning the assets belonging to the Fund, in each case subject to compliance with applicable privacy standards.

	2.	Investment Management Fee.

      (a)	For all services to be
rendered, payments to be made and costs to be assumed by the Adviser as provided under this Agreement, the Fund will pay the Adviser in United States Dollars following the last day of each month the unpaid balance of a fee equal to the sum of all the management accruals from the previous month. The management accrual is calculated on a daily basis by multiplying a Fund's prior day's Managed Assets by 85 basis points (0.85%) and dividing that product by the number of days in that year.
The Adviser will be entitled to receive
during any month such interim payments of its fee under this Section 2 as it may request, provided that no such payment will exceed
75 percent of the amount of its fee then accrued on the books of a Fund and unpaid.

      (b)	The Fund shall pay the
Adviser, as compensation for the Adviser's services performed, facilities furnished and expenses assumed hereunder, a fee at an annual rate equal to 0.85% of the Fund's average daily Managed Assets. "Managed
Assets" means the total assets of the Fund
(including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage). The management fee payable hereunder shall be computed daily and paid monthly in arrears.

      (c)	The Adviser may from time
to time agree not to impose all or a portion of its fee otherwise payable under this Agreement and/or undertake to pay or reimburse a Fund for all or a portion of its expenses not otherwise required to be paid by or reimbursed by the Adviser. Unless otherwise agreed, any fee reduction or undertaking may be discontinued or modified by the Adviser at any time. For the month and year in which this Agreement becomes effective or terminates, there will be an appropriate pro ration of any fee based on the number of days that the Agreement is in effect during such month and year, respectively.

      (d)	All rights to compensation
under this Agreement for services performed as of the termination of this Agreement shall survive the termination.

	3.	Expenses.

      (a)	Except as otherwise
specifically provided in this Section 3 or as determined by the Board of Directors, to the extent permitted by applicable law, the Adviser will pay the compensation and expenses of all Directors, officers and executive employees of the Fund (including a Fund's share of payroll taxes) who are affiliated persons of the Adviser, and the Adviser will make available, without expense to the Fund, the services of such of its directors, officers and employees as may duly be elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The
Adviser will provide at its expense the
services described in this Agreement.

      (b)	The Adviser will not be
required to pay any expenses of the Fund other than those specifically allocated to it in this Section 3. In particular, but without limiting the generality of the foregoing, the Adviser will not be responsible, except to the extent of the reasonable compensation of such of the Fund's Directors and officers as are directors, officers or employees of the Adviser whose services may be involved, for the following expenses of a Fund: fees payable to the Adviser; outside legal, accounting or auditing expenses including with respect to expenses related to negotiation, acquisition, or distribution of portfolio investments; maintenance of books and records which are maintained by the Fund, a Fund's custodian or other agents of the Fund; taxes and governmental fees; fees and expenses of a Fund's accounting agent, custodians, sub-custodians, depositories (for securities and/or commodities), transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other instruments of a Fund;
and litigation expenses and other
extraordinary expenses not incurred in the ordinary course of a Fund's business.

	4.	Delegation of Investment
Management Services. Subject to the prior approval of a majority of the members of the Board of Directors, including a majority of the Directors who are not "interested persons," and, to the extent required by applicable law, by the shareholders of the Fund, the Adviser may, through a sub-advisory agreement or other arrangement, delegate to a sub-advisor any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed. Subject to the prior approval of a majority of the members of the Board of Directors, including a majority of the Directors who are not "interested persons," and, to the extent required by applicable law, by the shareholders of a Fund, the Adviser may adjust such duties, the portion of assets being managed, and the fees to be paid by the Adviser; provided, that in each case the Adviser will continue to oversee the services provided by such company or employees and any such delegation will not relieve the Adviser of any of its obligations under this Agreement.

	5.	Selection of Brokers and Affiliated
Transactions.

      (a)	Subject to the policies
established by, and any direction from the Fund's Board of Directors, the Adviser will be responsible for selecting the brokers or dealers that will execute the purchases and sales of securities for the Fund. Subject to the foregoing, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section
28(e) of the Securities Exchange Act of
1934.

      (b)	Subject to the policies
established by, and any direction from, the Fund's Board of Directors, the Adviser may direct any of its affiliates to execute portfolio transactions for the Fund on an agency basis. The commissions paid to the Adviser's affiliates must be in accordance with Rule 17e-1 under the Investment
Company Act.

      (c)	The Adviser and any of its
affiliates will not deal with the Fund or any of its affiliates in any transaction in which the Adviser or any of its affiliates acts as a principal with respect to any part of the Fund order, except in compliance with the Investment Company Act, the rules and regulations under the Investment Company
Act and any applicable SEC or SEC staff
guidance or interpretation. If the Adviser or any of its affiliates is participating in an underwriting or selling group, a Fund may not buy securities from the group except in accordance with policies established by the Board of Directors in compliance with the Investment Company Act, the rules and regulations under the Investment Company
Act and any applicable SEC or SEC staff
guidance or interpretation.

      (d)	The Adviser will promptly
communicate to the Fund's administrator
and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

	6.	Limitation of Liability of Manager.

      (a)	As an inducement to the
Adviser undertaking to provide services to the Fund pursuant to this Agreement, the Fund agrees that the Adviser will not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement will be deemed to protect or purport to protect the Adviser against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (b)	The rights of exculpation
provided under this Section 6 are not to be construed so as to provide for exculpation of any person described in this Section for any liability (including liability under U.S.
federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent
(but only to the extent) that exculpation would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 6 to the maximum extent permitted by applicable law.

	7.	Term and Termination.

      (a)	This Agreement will remain
in force with respect to each party until September 30, 2008 and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund. The requirement that continuance of this
Agreement be "specifically approved at least annually" will be construed in a manner consistent with the Investment Company
Act, the rules and regulations under the Investment Company Act and any applicable SEC or SEC staff guidance or interpretation.

      (b)	This Agreement may be
terminated at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Fund's Board of Directors on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Fund. This Agreement will terminate automatically in the event of its assignment
(as defined under the Investment Company
Act).

	8.	Amendment.  No provision of this
Agreement may be changed, waived,
discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement will be effective until approved in a manner consistent with the Investment Company
Act, rules and regulations under the
Investment Company Act and any applicable
SEC or SEC staff guidance or interpretation.

	9.	 Services Not Exclusive.  The
Adviser's services to the Fund pursuant to this Agreement are not exclusive and it is understood that the Adviser may render investment advice, management and services to other Persons (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers or Directors of the Fund, and that officers or Directors of the Fund may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, or directors of any other firm, fund or corporation, including other investment companies. Whenever the Fund and one or more other accounts or investment companies advised by the
Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed by the Adviser to be equitable to each entity over time. Similarly, opportunities to sell securities will be allocated in a manner believed by the Adviser to be equitable to each entity over time. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for a Fund.

	10.	Avoidance of Inconsistent Position.
In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither the Adviser nor any of its directors, officers, or employees will act as a principal or agent or receive any commission, except in accordance with applicable law and policies and procedures adopted by the Board of Directors. The Adviser or its agent will arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by it in accordance with Fund policies as expressed in the Registration Statement or in policies and procedures adopted by the Board of Directors. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, it will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

	11.	Delivery of Documents.  Copies of
the Registration Statement and the Fund's
Prospectus have been furnished to the
Adviser by the Fund.  The Fund has also
furnished the Adviser with copies properly certified or authenticated of each of the following additional documents related to the Fund:

	(i) Articles of Incorporation as in effect on the date hereof; and

(ii) By-Laws of the Fund as in effect on the date hereof.

	The Fund will promptly furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus and the
Registration Statement.

	13.	Miscellaneous.

      (a)	The captions in this
Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This
Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      (b)	Any question of
interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act will be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the Investment Company
Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

      (c)	This Agreement will be
construed in accordance with the laws of The State of Maryland without regard to choice of law or conflicts of law principles thereof, provided that nothing in this Agreement will be construed in a manner inconsistent with the Investment Company
Act, or in a manner which would cause a
Fund to fail to comply with the requirements of Subchapter M of the Code.

      (d)	This Agreement constitutes
the entire agreement between the parties concerning the subject matter, and supersedes any and all prior understandings.

      (e)	If any provision, term or part
of this Agreement is deemed to be void,
unenforceable, or invalid for any reason by a court decision, statute, rule, or otherwise, the remaining provisions of this Agreement will remain in full force and effect as if such invalid provision, term or part was not a part of this Agreement.





IN WITNESS WHEREOF, the parties have
executed and delivered this Agreement as of the day and year first written above.




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  "Managed Assets" means the Fund's average daily
total assets, including the assets attributable to leverage, minus liabilities (other than debt representing financial leverage).